Exhibit 99.1
FOR IMMEDIATE RELEASE
DICK'S Sporting Goods Reports Second Quarter Results; Raises Full Year Guidance
●Comparable store sales declined 5.1%
●Net sales of $3.1 billion increased 38% versus the second quarter of 2019
●Delivered earnings per diluted share of $3.25 and non-GAAP earnings per diluted share of $3.68, each reflecting pre-tax income as a percentage of net sales of 13.7%
●Raises low end of full year 2022 comparable store sales guidance to a range of negative 6% to negative 2%, up from negative 8% to negative 2% previously
●Raises full year 2022 earnings per diluted share guidance to $8.85 to 10.55, up from $7.95 to 10.15 previously; Raises full year 2022 non-GAAP earnings per diluted share guidance to $10.00 to 12.00, up from $9.15 to 11.70 previously

"Our second quarter performance demonstrates the strength of our core strategies and the foundational improvements we have made across our business over the past five years. In fact, we delivered approximately the same EBT in Q2 as we did in all of fiscal 2019. The state of our industry is strong, and we remain in a great lane. DICK’S is the clear market leader, and as a result of our transformation, we are well-positioned to extend our lead and deliver long-term sales and earnings growth."
Ed Stack, Executive Chairman
"We are very pleased with our second quarter results, and with our sales up 38% versus Q2 2019, the DICK'S Sporting Goods consumer has held up quite well. Our inventory is healthy and well-positioned, and we are excited about our assortment for the back-to-school season. We are raising our full year 2022 outlook, which continues to incorporate an appropriate level of caution given today's uncertain macroeconomic environment."
Lauren Hobart, President and Chief Executive Officer

PITTSBURGH, August 23, 2022 - DICK'S Sporting Goods, Inc. (NYSE: DKS), the largest U.S. based full-line omni-channel sporting goods retailer, today reported sales and earnings results for the second quarter ended July 30, 2022.

Second Quarter Operating Results (dollars in millions, except per share data)	13 Weeks Ended		Change (1)
	July 30, 2022	July 31, 2021
Net sales	$3,112.4	$3,274.8	$(162.4)	(5.0)%
Comparable store sales (2)	(5.1)%	20.2%
Income before income taxes (% of net sales)	13.73%	20.05%	(632) bps
Non-GAAP income before income taxes (% of net sales) (3)	13.73%	20.28%	(655) bps
Net income	$318.5	$495.5	$(177.0)	(35.7)%
Non-GAAP net income (3)	$318.5	$501.2	$(182.7)	(36.4)%
Earnings per diluted share	$3.25	$4.53	$(1.28)	(28.3)%
Non-GAAP earnings per diluted share (3)	$3.68	$5.08	$(1.40)	(27.6)%

Year-to-Date Operating Results (dollars in millions, except per share data)	26 Weeks Ended		Change (1)
	July 30, 2022	July 31, 2021
Net sales	$5,812.6	$6,193.6	$(380.9)	(6.2)%
Comparable store sales (2)	(6.6)%	52.2%
Income before income taxes (% of net sales)	13.06%	18.19%	(513) bps
Non-GAAP income before income taxes (% of net sales) (3)	13.06%	18.43%	(537) bps
Net income	$579.1	$857.3	$(278.2)	(32.5)%
Non-GAAP net income (3)	$579.1	$868.3	$(289.3)	(33.3)%
Earnings per diluted share	$5.70	$7.96	$(2.26)	(28.4)%
Non-GAAP earnings per diluted share (3)	$6.50	$8.89	$(2.39)	(26.9)%

1.Column may not recalculate due to rounding.
2.Beginning in fiscal 2022, the Company revised its method for calculating comparable store sales by including relocated store locations. Prior year information was revised to reflect this change for comparability purposes. See additional details as furnished in Exhibit 99.2 of the Company's Form 8-K, which was filed with the SEC on March 8, 2022.
3.Non-GAAP adjustments to the fiscal periods presented relate to the Company's Convertible Senior Notes, which the Company believes more closely represents the economics of the instrument upon future conversion. For additional information, see New Accounting Pronouncement later in the release and GAAP to non-GAAP reconciliations included in a table under the heading "GAAP to Non-GAAP Reconciliations."

Balance Sheet (dollars in millions)	As of July 30, 2022	As of July 31, 2021	$ Change (1)	% Change (1)
Cash and cash equivalents	$1,895.5	$2,236.7	$(341.2)	(15.3)%
Inventories, net	$2,996.0	$2,011.0	$984.9	49.0%
Total debt (2)	$1,850.4	$433.5	$1,416.9	326.9%

1.Column may not recalculate due to rounding.
2.Fiscal 2022 includes debt with a carrying value of $1,481.9 million from the Company's issuance of the Senior Notes during the fourth quarter of 2021. Fiscal 2022 and 2021 includes debt with a carrying value of $368.5 million and $433.5 million, respectively, from the Company's issuance of the Convertible Senior Notes during fiscal 2020. The Company had no outstanding borrowings under its revolving credit facility in 2022 and 2021.

Capital Allocation (dollars in millions)	26 Weeks Ended		$ Change (1)	% Change (1)
	July 30, 2022	July 31, 2021
Share repurchases (2)	$361.1	$152.7	$208.5	136.5%
Dividends paid (3)	$82.9	$64.2	$18.7	29.1%
Gross capital expenditures	$167.7	$167.7	$—	—%
Net capital expenditures (4)	$138.4	$149.3	$(10.9)	(7.3)%
Principal paid in connection with exchange of Convertible Senior Notes (5)	$200.0	$—	$200.0

1.Column may not recalculate due to rounding.
2.During the 13 weeks ended, July 30, 2022, repurchased 3.9 million shares of its common stock at an average price of $80.84 per share, for a total cost of $318.9 million. For the 26 weeks ended July 30, 2022, repurchased common stock totaling $361.1 million under its share repurchase program, under which the Company has $1.5 billion remaining at July 30, 2022.
3.In the 2022 and 2021 periods, declared and paid quarterly dividends of $0.4875 per share and $0.3625 per share, respectively.
4.For additional information, the GAAP to non-GAAP reconciliations are included in a table later in the release under the heading "GAAP to Non-GAAP Reconciliations."
5.During the 26 weeks ended, July 30, 2022, exchanged $200 million aggregate principal amount of Convertible Senior Notes and unwound the corresponding portion of the convertible bond hedge and warrants for $200 million of cash and 3.5 million shares of our common stock.

Quarterly Dividend
On August 22, 2022, the Company's Board of Directors authorized and declared a quarterly dividend in the amount of $0.4875 per share on the Company's Common Stock and Class B Common Stock. The dividend is payable in cash on September 30, 2022 to stockholders of record at the close of business on September 9, 2022.

Full Year 2022 Outlook
The Company's Full Year Outlook for 2022 is presented below:

Metric	2022 Outlook
Earnings per diluted share
●$8.85 to 10.55
○Based on approximately 102 million diluted shares outstanding
○Not dependent upon share repurchases beyond the $361 million executed through the end of Q2
●$10.00 to 12.00 on a non-GAAP basis, which eliminates the impact of assumed share settlement of the Convertible Senior Notes
○Based on approximately 88 million diluted shares outstanding

Comparable store sales	●Negative 6% to negative 2%
Capital expenditures	●$400 to 425 million on a gross basis ●$340 to 365 million on a net basis

Conference Call Info
The Company will host a conference call today at 10:00 a.m. Eastern Time to discuss the second quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company's website located at investors.DICKS.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live webcast, it will be archived on the Company's website for approximately twelve months.

Non-GAAP Financial Measures
In addition to reporting the Company's financial results in accordance with generally accepted accounting principles ("GAAP"), the Company reports certain financial results that differ from what is reported under GAAP. These non-GAAP financial measures include non-GAAP income before income taxes (percent of net sales), consolidated non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP diluted shares outstanding, and net capital expenditures, which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Furthermore, management believes that adjustments related to the Convertible Senior Notes and convertible bond hedge provide a more complete view of the economics of the instruments upon future conversion. Management also uses these non-GAAP measures internally for forecasting, budgeting, and measuring its operating performance. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. A reconciliation of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are provided below and on the Company's website at investors.DICKS.com.

New Accounting Pronouncement
The Company adopted a new accounting pronouncement in the first quarter of 2022, which impacted the accounting treatment for convertible debt with cash conversion features, such as the Convertible Senior Notes. The standard required that the Company eliminate the non-cash debt discount and related interest expense from its Convertible Senior Notes, which decreased their annualized interest rate from 11.6% to 3.9%. The new standard also required earnings per diluted share to assume share conversion of the entire amount of shares underlying the Convertible Senior Notes as of the beginning of the period presented using the if-converted method. The Company adopted the standard under the modified retrospective approach and therefore, will not revise prior periods. The Company does not expect the net effect of these changes will materially impact its full year 2022 GAAP earnings per diluted share and is reflected in its fiscal 2022 outlook.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified as those that may predict, forecast, indicate or imply future results or performance and by forward-looking words such as “believe”, “anticipate”, “expect”, “estimate”, “predict”, “intend”, “plan”, “project”, “goal”, “will”, “will be”, “will continue”, “will result”, “could”, “may”, “might” or any variations of such words or other words with similar meanings. These statements are subject to risks and uncertainties and change based on various important factors, many of which may be beyond the Company's control. The Company's future performance and actual results may differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements should not be relied upon by investors as a prediction of actual results. Forward-looking statements include statements regarding, among other things, the Company's future performance, including 2022 outlook for earnings, sales, and capital expenditures; share repurchases and dividends; our belief that we are well-positioned to increase our market share and deliver long-term sales and earnings growth; the health and positioning of our inventory; and the expected impact of the new accounting pronouncement discussed in the preceding section.
Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements include, but are not limited to: macroeconomic conditions, including inflationary pressures, rising fuel prices, the risk of recession, and supply chain and global labor market challenges, whether due to COVID-19, the conflict in Ukraine or otherwise, and the effectiveness of measures to mitigate such impact; the impact on our business, operations and financial results due to the duration and scope of COVID-19, including the impact due to disruptions in our or our vendors' supply chains and due to restrictions imposed by federal, state, and local governments in response to increases in the number of COVID-19 cases in areas in which we operate (including but not limited to store closures); changes in consumer discretionary spending; changes in consumer demand or shopping patterns and the ability to identify new trends and have the right trending products in stores and online; investments in omni-channel growth not producing the anticipated benefits within the expected time-frame or at all; risks relating to vertical brands and new retail concepts; investments in business transformation initiatives not producing the anticipated benefits within the expected time-frame or at all; the amount devoted to strategic investments and the timing and success of those investments; inventory turn; changes in the competitive market and competition amongst retailers, including an increase in promotional activity; weather-related disruptions and seasonality of the Company's business; changes in existing tax, labor, foreign trade and other laws and regulations, including those imposing new taxes, surcharges, and tariffs, and compliance with such laws and regulations; increasing labor costs; limitations on the availability of attractive retail store sites; whether we exchange additional Convertible Senior Notes; unauthorized disclosure of sensitive or confidential customer information; website downtime, disruptions or other problems with the eCommerce platform, including interruptions, delays or downtime caused by high volumes of users or transactions, deficiencies in design or implementation, or platform enhancements; disruptions or other problems with information systems; increasing direct competition from vendors, and increasing product costs due to various reasons, including foreign trade issues, currency exchange rate fluctuations, and increasing prices for raw materials due to inflation; risks associated with brick and mortar retail store model, including the ability to optimize our store lease portfolio and our distribution and fulfillment network; our ability to hire and retain quality teammates, including store managers and sales associates; negative reactions from customers, vendors and shareholders regarding Company policy changes and advocacy efforts related to social and political issues; the loss of key personnel; and developments with sports leagues, professional athletes or sports superstars.

For additional information on these and other factors that could affect the Company's actual results, see the risk factors set forth in the Company's filings with the Securities and Exchange Commission ("SEC"), including the most recent Annual Report filed with the SEC on March 23, 2022. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation. Forward-looking statements included in this release are made as of the date of this release.

About DICK'S Sporting Goods, Inc.

DICK’S Sporting Goods (NYSE: DKS) creates confidence and excitement by personally equipping all athletes to achieve their dreams. Founded in 1948 and headquartered in Pittsburgh, the leading omnichannel retailer serves athletes and outdoor enthusiasts in more than 850 DICK’S Sporting Goods, Golf Galaxy, Field & Stream, Public Lands, Going Going Gone! and Warehouse Sale stores, online, and through the DICK’S mobile app. DICK’S also owns and operates DICK’S House of Sport and Golf Galaxy Performance Center, as well as GameChanger, a youth sports mobile app for scheduling, communications, live scorekeeping and video streaming.

Driven by its belief that sports make people better, DICK’S has been a longtime champion for youth sports and, together with its Foundation, has donated millions of dollars to support under-resourced teams and athletes through the Sports Matter program and other community-based initiatives. Additional information about DICK’S business, corporate giving, sustainability efforts and employment opportunities can be found on dicks.com, investors.dicks.com, sportsmatter.org, dickssportinggoods.jobs and on Facebook, Twitter and Instagram.

Contacts:
Investor Relations:
Nate Gilch, Senior Director of Investor Relations
DICK'S Sporting Goods, Inc.
investors@dcsg.com
(724) 273-3400
Media Relations:
(724) 273-5552 or press@dcsg.com
Category: Earnings
###

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	July 30, 2022	% of Sales	July 31, 2021	% of Sales

Net sales	$3,112,419	100.00%	$3,274,842	100.00%
Cost of goods sold, including occupancy and distribution costs	1,991,037	63.97	1,967,765	60.09

GROSS PROFIT	1,121,382	36.03	1,307,077	39.91

Selling, general and administrative expenses	657,368	21.12	640,268	19.55
Pre-opening expenses	3,836	0.12	3,256	0.10

INCOME FROM OPERATIONS	460,178	14.79	663,553	20.26

Interest expense	25,494	0.82	13,801	0.42
Other expense (income)	7,363	0.24	(6,795)	(0.21)

INCOME BEFORE INCOME TAXES	427,321	13.73	656,547	20.05

Provision for income taxes	108,819	3.50	161,038	4.92

NET INCOME	$318,502	10.23%	$495,509	15.13%

EARNINGS PER COMMON SHARE:
Basic	$4.21		$5.86
Diluted	$3.25		$4.53

NUMERATOR USED TO COMPUTE EARNINGS PER COMMON SHARE:
Basic	$318,502		$495,509
Diluted	$326,494		$495,509

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	75,610		84,512
Diluted	100,389		109,271

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	26 Weeks Ended
	July 30, 2022	% of Sales	July 31, 2021	% of Sales (1)

Net sales	$5,812,624	100.0%	$6,193,561	100.0%
Cost of goods sold, including occupancy and distribution costs	3,706,528	63.77	3,797,857	61.32

GROSS PROFIT	2,106,096	36.23	2,395,704	38.68

Selling, general and administrative expenses	1,272,661	21.89	1,248,562	20.16
Pre-opening expenses	6,736	0.12	7,780	0.13

INCOME FROM OPERATIONS	826,699	14.22	1,139,362	18.40

Interest expense	51,136	0.88	27,183	0.44
Other expense (income)	16,385	0.28	(14,146)	(0.23)

INCOME BEFORE INCOME TAXES	759,178	13.06	1,126,325	18.19

Provision for income taxes	180,117	3.10	269,060	4.34

NET INCOME	$579,061	9.96%	$857,265	13.84%

EARNINGS PER COMMON SHARE:
Basic	$7.63		$10.13
Diluted	$5.70		$7.96

NUMERATOR USED TO COMPUTE EARNINGS PER COMMON SHARE:
Basic	$579,061		$857,265
Diluted	$595,262		$857,265

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	75,895		84,631
Diluted	104,509		107,641

(1) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In thousands)

	July 30, 2022	July 31, 2021	January 29, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,895,521	$2,236,733	$2,643,205
Accounts receivable, net	83,151	88,725	68,263
Income taxes receivable	1,277	700	1,978
Inventories, net	2,995,963	2,011,020	2,297,609
Prepaid expenses and other current assets	100,761	81,758	95,601
Total current assets	5,076,673	4,418,936	5,106,656

Property and equipment, net	1,321,737	1,323,174	1,319,681
Operating lease assets	2,071,084	2,083,010	2,044,819
Intangible assets, net	85,553	88,157	86,767
Goodwill	245,857	245,857	245,857
Deferred income taxes	55,873	34,672	35,024
Other assets	208,498	192,358	202,872
TOTAL ASSETS	$9,065,275	$8,386,164	$9,041,676

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,489,321	$1,213,449	$1,281,322
Accrued expenses	503,759	564,400	620,143
Operating lease liabilities	482,195	468,667	480,318
Income taxes payable	12,673	83,645	13,464
Deferred revenue and other liabilities	294,003	237,143	317,433
Total current liabilities	2,781,951	2,567,304	2,712,680
LONG-TERM LIABILITIES:
Revolving credit borrowings	—	—	—
Senior Notes	1,481,886	—	1,481,443
Convertible Senior Notes	368,478	433,456	449,287
Long-term operating lease liabilities	2,096,410	2,173,897	2,099,146
Other long-term liabilities	163,041	206,132	197,534
Total long-term liabilities	4,109,815	2,813,485	4,227,410
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock	522	605	520
Class B common stock	236	237	236
Additional paid-in capital	1,384,949	1,468,217	1,488,834
Retained earnings	4,493,516	3,857,257	3,956,602
Accumulated other comprehensive loss	(85)	(6)	(82)
Treasury stock, at cost	(3,705,629)	(2,320,935)	(3,344,524)
Total stockholders' equity	2,173,509	3,005,375	2,101,586
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$9,065,275	$8,386,164	$9,041,676

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)

	26 Weeks Ended
	July 30, 2022	July 31, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$579,061	$857,265
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	164,269	158,009
Amortization of deferred financing fees and debt discount	2,601	14,963
Deferred income taxes	8,416	16,803
Stock-based compensation	26,694	25,414
Other, net	6,852	—
Changes in assets and liabilities:
Accounts receivable	(28,971)	(22,754)
Inventories	(698,354)	(57,452)
Prepaid expenses and other assets	(9,430)	1,559
Accounts payable	189,082	13,578
Accrued expenses	(90,127)	35,853
Income taxes payable / receivable	877	48,344
Construction allowances provided by landlords	29,273	18,344
Deferred revenue and other liabilities	(35,280)	(24,563)
Operating lease assets and liabilities	(43,219)	(54,582)
Net cash provided by operating activities	101,744	1,030,781
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(167,693)	(167,689)
Proceeds from sale of other assets	14,261	9,671
Deposits and other investing activities	(17,580)	(19,130)
Net cash used in investing activities	(171,012)	(177,148)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal paid in connection with exchange of Convertible Senior Notes	(200,000)	—
Payments on other long-term debt and finance lease obligations	(361)	(385)
Proceeds from exercise of stock options	13,997	20,648
Minimum tax withholding requirements	(35,147)	(20,132)
Cash paid for treasury stock	(392,882)	(152,687)
Cash dividends paid to stockholders	(82,937)	(64,232)
Increase (decrease) in bank overdraft	18,917	(58,222)
Net cash used in financing activities	(678,413)	(275,010)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(3)	43
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(747,684)	578,666
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	2,643,205	1,658,067
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,895,521	$2,236,733

DICK'S SPORTING GOODS, INC.
GAAP to NON-GAAP RECONCILIATIONS - UNAUDITED

Non-GAAP Net Income and Earnings Per Share Reconciliations
(in thousands, except per share amounts)

	13 Weeks Ended July 30, 2022

	Net income	After tax interest from Convertible Senior Notes (2)	Numerator used to compute earnings per diluted share	Weighted average diluted shares	Earnings per diluted share
GAAP Basis	$318,502	$7,992	$326,494	100,389	$3.25
% of Net Sales	10.23%	0.26%	10.49%
Convertible Senior Notes (1)	—	(7,992)	(7,992)	(13,881)
Non-GAAP Basis	$318,502	$—	$318,502	86,508	$3.68
% of Net Sales	10.23%	—%	10.23%

(1)Adjustment eliminates the impact of assumed share settlement of the Convertible Senior Notes as required by the if-converted method. Due to the Company’s intent to settle the Convertible Senior Notes' principal in cash and the shares the Company expects to receive under its convertible bond hedge, which is designed to offset dilution, the Company does not expect the Convertible Senior Notes will have a dilutive effect upon conversion. Accordingly, the Company believes reflecting the notes as debt more closely represents the economics of the transaction upon future conversion.
(2)The provision for income taxes for non-GAAP adjustments was calculated at 26%, which approximates the Company's blended tax rate.

	26 Weeks Ended July 30, 2022

	Net income	After tax interest from Convertible Senior Notes (2)	Numerator used to compute earnings per diluted share	Weighted average diluted shares	Earnings per diluted share
GAAP Basis	$579,061	$16,201	$595,262	104,509	$5.70
% of Net Sales	9.96%	0.28%	10.24%
Convertible Senior Notes (1)	—	(16,201)	(16,201)	(15,481)
Non-GAAP Basis	$579,061	$—	$579,061	89,028	$6.50
% of Net Sales	9.96%	—%	9.96%

(1)Adjustment eliminates the impact of assumed share settlement of the Convertible Senior Notes as required by the if-converted method. Due to the Company’s intent to settle the Convertible Senior Notes' principal in cash and the shares the Company expects to receive under its convertible bond hedge, which is designed to offset dilution, the Company does not expect the Convertible Senior Notes will have a dilutive effect upon conversion. Accordingly, the Company believes reflecting the notes as debt more closely represents the economics of the transaction upon future conversion.
(2)The provision for income taxes for non-GAAP adjustments was calculated at 26%, which approximates the Company's blended tax rate.

	13 Weeks Ended July 31, 2021

	Income from operations	Interest expense	Income before income taxes	Net income (2)	Diluted shares outstanding during period	Earnings per diluted share
GAAP Basis	$663,553	$13,801	$656,547	$495,509	109,271	$4.53
% of Net Sales	20.26%	0.42%	20.05%	15.13%
Convertible Senior Notes (1)	—	(7,656)	7,656	5,665	(10,680)
Non-GAAP Basis	$663,553	$6,145	$664,203	$501,174	98,591	$5.08
% of Net Sales	20.26%	0.19%	20.28%	15.30%

(1)Amortization of the non-cash debt discount on the Company's Convertible Senior Notes and diluted shares that are designed to be offset at settlement by shares delivered from the convertible note hedge purchased by the Company.
(2)The provision for income taxes for non-GAAP adjustments was calculated at 26%, which approximated the Company's blended tax rate.

	26 Weeks Ended July 31, 2021

	Income from operations	Interest expense	Income before income taxes	Net income (2)	Diluted shares outstanding during period	Earnings per diluted share
GAAP Basis	$1,139,362	$27,183	$1,126,325	$857,265	107,641	$7.96
% of Net Sales	18.40%	0.44%	18.19%	13.84%
Convertible Senior Notes (1)	—	(14,963)	14,963	11,073	(9,947)
Non-GAAP Basis	$1,139,362	$12,220	$1,141,288	$868,338	97,694	$8.89
% of Net Sales	18.40%	0.20%	18.43%	14.02%

(1)Amortization of the non-cash debt discount on the Company's Convertible Senior Notes and diluted shares that are designed to be offset at settlement by shares delivered from the convertible note hedge purchased by the Company.
(2)The provision for income taxes for non-GAAP adjustments was calculated at 26%, which approximated the Company's blended tax rate.

Reconciliation of Gross Capital Expenditures to Net Capital Expenditures
(in thousands)

The following table represents a reconciliation of the Company's gross capital expenditures to its capital expenditures, net of tenant allowances.

	26 Weeks Ended
	July 30, 2022	July 31, 2021
Gross capital expenditures	$(167,693)	$(167,689)
Construction allowances provided by landlords	29,273	18,344
Net capital expenditures	$(138,420)	$(149,345)

Reconciliation of Non-GAAP Earnings Per Diluted Share Guidance
(in millions, except per share amounts)

	52 Weeks Ended January 28, 2023
	Low End					High End
	Net income	After tax interest from Convertible Senior Notes (2)	Numerator used to compute earnings per diluted share	Weighted average diluted shares	Earnings per diluted share	Net income	After tax interest from Convertible Senior Notes (2)	Numerator used to compute earnings per diluted share	Weighted average diluted shares	Earnings per diluted share
GAAP Basis	$880	$22	$902	102	$8.85	$1,056	$22	$1,078	102	$10.55
Convertible Senior Notes (1)	—	(22)	(22)	(14)		—	(22)	(22)	(14)
Non-GAAP Basis	$880	$—	$880	88	$10.00	$1,056	$—	$1,056	88	$12.00

(1)Adjustment eliminates the impact of assumed share settlement of the Convertible Senior Notes as required by the if-converted method. Due to the Company’s intent to settle the Convertible Senior Notes' principal in cash and the shares the Company expects to receive under its convertible bond hedge, which is designed to offset dilution, the Company does not expect the Convertible Senior Notes will have a dilutive effect upon conversion. Accordingly, the Company believes reflecting the notes as debt more closely represents the economics of the transaction upon future conversion.
(2)The provision for income taxes for non-GAAP adjustments was calculated at 26%, which approximates the Company's blended tax rate.